UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2015

NOBILIS HEALTH CORP.
(Exact name of registrant as specified in its charter)

British Columbia	000-55274	98-1188172
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

4120 Southwest Freeway, Suite 150, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 355-8614

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On April 21, 2015, Nobilis Health Corp. (“Nobilis” or the “Company”) issued a press release complying with Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”), announcing entry into an agreement with a syndicate of underwriters for the sale, on a “bought deal” private placement basis, of 4,445,000 units (the “Units”) of the Company at C$9.00 per Unit for aggregate gross proceeds of C$40 million (the “Offering”).

A copy of the press release announcing the Offering is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On April 21, 2015, the Company issued a press release complying with Rule 135c under the Securities Act announcing entry into an amendment agreement with a syndicate of underwriters to upsize the Offering from C$40,005,000 to C$65,880,000 (the “Upsized Offering”). The underwriters have agreed to purchase, on a bought-deal private placement basis, 7,320,000 Units of Nobilis at a price of C$9.00 per Unit, for gross proceeds of C$65,880,000 million.

A copy of the press release announcing the Upsized Offering is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

The press releases attached hereto as Exhibit 99.1 and Exhibit 99.2 do not constitute an offer to sell or a solicitation of an offer to buy any of the securities described therein. The securities proposed to be offered have not been registered under the Securities Act, or qualified under any state securities laws or the laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Number	Description of Exhibit
99.1	Press Release dated April 21, 2015
99.2	Press Release dated April 21, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILIS HEALTH CORP.

/s/ Harry Fleming
Harry Fleming
President and Director

Date: April 21, 2015

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit
99.1	Press Release dated April 21, 2015
99.2	Press Release dated April 21, 2015